Exhibit 99.2

Desert Sunlight Investment Holdings, LLC and Subsidiaries

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	June 30,	December 31,
	2015	2014
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$82,629	$20,913
Accounts receivable	237,793	578,147
Prepaid expenses and other current assets	1,986	2,102
Restricted investments	67,927	104,836
Total current assets	390,335	705,998
NON-CURRENT ASSETS
Property, plant and equipment, net	1,452,130	1,476,951
Deferred financing costs, net	29,661	31,545
Other non-current assets	9,836	10,012
Total non-current assets	1,491,627	1,518,508
TOTAL ASSETS	$1,881,962	$2,224,506

LIABILITIES AND MEMBER’S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$14,763	$21,722
Accrued interest	8,169	13,731
Current maturities of long-term debt	42,687	393,722
Due to related parties	585	933
Derivative liabilities	9,164	5,967
Total current liabilities	75,368	436,075
NON-CURRENT LIABILITIES
Long-term debt	1,106,748	1,116,114
Derivative liabilities	14,367	17,495
Asset retirement obligations	19,073	18,582
Other non-current liabilities	340	301
Total non-current liabilities	1,140,528	1,152,492

TOTAL LIABILITIES	1,215,896	1,588,567

TOTAL MEMBER’S EQUITY	666,066	635,939

TOTAL LIABILITIES AND MEMBER’S EQUITY	$1,881,962	$2,224,506

The accompanying notes are an integral part of these financial statements.

Desert Sunlight Investment Holdings, LLC and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

For the six months ended June 30, 2015 and 2014

(Dollars in thousands)

(Unaudited)

	For the six months ended June 30,
	2015	2014
OPERATING REVENUES	$97,188	$53,816

OPERATING EXPENSES
Operations and maintenance	13,868	11,113
Depreciation and amortization	25,814	17,076
Taxes other than income taxes and other	357	245
Total operating expenses	40,039	28,434

OPERATING INCOME	57,149	25,382

OTHER DEDUCTIONS
Interest expense	25,796	20,618
Total other deductions	25,796	20,618

NET INCOME	$31,353	$4,764

OTHER COMPREHENSIVE INCOME (LOSS)
Net unrealized gains / losses on cash flow hedges:
Effective portion of net unrealized gain (loss)	(2,079)	(15,666)
Reclassification from accumulated other comprehensive income to net income	4,195	1,350
Total other comprehensive income (loss)	2,116	(14,316)

COMPREHENSIVE INCOME (LOSS)	$33,469	$(9,552)

The accompanying notes are an integral part of these financial statements.

Desert Sunlight Investment Holdings, LLC and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2015 and 2014

(Dollars in thousands)

(Unaudited)

	For the six months ended June 30, 2015	For the six months ended June 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$31,353	$4,764
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of debt issuance costs	1,884	5,430
Depreciation and amortization	25,814	17,076
Mark to market for derivatives and amortization of derivatives Changes in assets:	2,186	984
Accounts receivable	(20,234)	(15,675)
Prepaid expenses and other current assets	116	736
Other non-current assets	—	(435)
Changes in liabilities:
Accounts payable and accrued liabilities	2,322	4,526
Accrued interest	(5,562)	9,681
Due to related parties	(348)	(718)
Other non-current liabilities	39	42
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	37,570	26,411

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(9,488)	(344,120)
Receipt of CITC grant proceeds	360,468	—
Restricted investments	36,909	(10,353)
NET CASH FLOW PROVIDED BY (USED IN) INVESTING ACTIVITIES	387,889	(354,473)

CASH FLOWS FROM FINANCING ACTIVITIES
Debt issuance	—	221,800
Debt repayment	(360,401)	—
Member contributions	—	119,520
Member distributions	(3,342)	—
Financing costs	—	(661)
NET CASH FLOW PROVIDED BY (USED IN) FINANCING ACTIVITIES	(363,743)	340,659

NET INCREASE IN CASH AND CASH EQUIVALENTS	61,716	12,597

CASH AND CASH EQUIVALENTS, Beginning of Period	20,913	5,226
CASH AND CASH EQUIVALENTS, End of Period	$82,629	$17,823

SUPPLEMENTAL DISCLOSURE OF OTHER CASH FLOW INFORMATION
Cash paid for interest, net of capitalized interest	$25,384	$6,470

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Plant, property and equipment, net, included in accounts payable and accrued expenses	$—	$29,445
Reductions to property, plant, and equipment, net, via accounts receivable for convertible investment tax credits (“CITC”) / test revenues	$—	$73,359
Increase to deferred financing costs from accounts payable and accrued expenses	$—	$414
Additions to property, plant and equipment, net for ARO	$—	$4,730

The accompanying notes are an integral part of these financial statements.

Desert Sunlight Investment Holdings, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the periods ended June 30, 2015 and 2014

1                                         Organization

Desert Sunlight Investment Holdings, LLC (the “Company”), a Delaware limited liability company, was formed on September 8, 2011 for the purpose of holding a 100% interest in Desert Sunlight Holdings, LLC (“Holdings”), a Delaware limited liability company which was formed on December 15, 2009 for the purpose of holding a 100% interest in Desert Sunlight 250, LLC (“Sunlight 250”) and Desert Sunlight 300, LLC (“Sunlight 300”), (collectively the “Projects”). The Company, Holdings, Sunlight 250, and Sunlight 300 are collectively referred to as the “Company and its subsidiaries.”  Holdings and the Projects were created to develop, finance, construct, own and operate 550 megawatts (“MW”) of alternating current (“AC”) solar photovoltaic (“PV”) electric generating facilities, including an approximately 12-mile long generation-tie line, certain monitoring and maintenance infrastructure and other ancillary facilities (the “Shared Facilities”) located on approximately 4,000 acres of land in the Chuckwalla Valley, which is approximately six miles north of Desert Center, California.  The Projects consist of two solar electric generating facilities, with a nominal net output of 250 MW and 300 MW, respectively.

NextEra Desert Sunlight Holdings, LLC, a Delaware limited liability company (the “NextEra Member”), is the initial Class A Member and the initial Managing Member, and EFS Desert Sun, LLC, a Delaware limited liability company (the “GECC Member”) is the initial Class B Member of Holdings.  First Solar Development, Inc., NextEra Member and GECC Member are parties to a Membership Interest Purchase and Sale Agreement, dated September 29, 2011 (the “MIPSA”) pursuant to which NextEra and GECC Members each separately agreed, among other things, to purchase from First Solar Development, Inc. fifty percent of the membership interests in Holdings.  NextEra and GECC Members each contributed their fifty percent share of the membership interests in Holdings to the Company in exchange for a fifty percent share of the membership interests in the Company for which NextEra and GECC Members have equal rights. On September 27, 2012, the GECC member sold 50% of its Class B shares (25% of total equity) to Sumitomo Corporation of America (the “Sumitomo Sponsor”) and Sumitomo Solar Desert Sunlight, LLC, a Delaware limited liability company (the “Sumitomo Member”).  On June 29, 2015, the GECC member sold its remaining 50% of its Class B shares (25% of total equity) to NRG Yield Operating LLC (the “NRG Yield Member”). As a result, NextEra, NRG Yield and Sumitomo Members are collectively the “Members” of the Company.

The NextEra Member is an affiliate of ESI Energy, LLC which is a wholly-owned subsidiary of NextEra Energy Resources, LLC (“NextEra”), which is a wholly-owned subsidiary of NextEra Energy, Inc., a New York Stock Exchange company.  The NRG Yield Member is an affiliate of NRG Yield, Inc., a New York Stock Exchange company, which is also an affiliate of NRG Energy, Inc., a New York Stock Exchange company. The Sumitomo Member is an affiliate of the Sumitomo Sponsor, which is an indirect subsidiary of the Sumitomo Corporation of Japan, a Tokyo Stock Exchange company.

The Projects employ AC PV technology and utilizes First Solar Inc.’s (“First Solar”) PV modules, which are a technology currently in commercial use in numerous utility-scale and other projects located in multiple countries.  These modules convert sunlight to electricity.  The direct current electricity generated by the modules are converted to alternating current using inverters.  The Projects were constructed and are operated by an affiliate of First Solar.

During December of 2013, the Projects achieved partial commercial operations, including turnover of 10 of its approximately 20 blocks, generation of initial operating revenues, and placing its shared facilities in service.  All remaining capacity was placed in service in 2014, with the final Blocks achieving their commercial operation dates (“COD”) in the fourth quarter of 2014.

The Members share profits and losses and cash flows in proportion to their ownership percentage interests.

The accompanying unaudited condensed consolidated financial statements do not include all of the information and footnotes required by U.S. GAAP for complete consolidated financial statements. In the opinion of management, the interim financial information reflects all adjustments of a normal recurring nature, necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the periods presented. The following notes should be read in conjunction with the accounting policies and other disclosures as set forth in the notes to the Company’s annual financial statements.  Interim results are not necessarily indicative of results for a full year.

2                                         Significant Accounting Policies

Basis of Presentation — The accompanying consolidated financial statements of the Company include the accounts of the Company and its subsidiaries.  All material intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable — Accounts receivable includes Convertible Investment Tax Credits (“CITC”) in connection with renewable energy grants. As of December 31, 2014, accounts receivable at the Company arising from CITCs were $570.0 million.  On May 1, 2015, the Company received $360.4 million in renewable energy grant proceeds leaving a remaining balance of $209.6 million of accounts receivable arising from CITCs. On July 2, 2015, the Desert Sunlight project companies filed a lawsuit in the U.S. District Court for the District of Columbia seeking a judicial order mandating immediate payment of the remaining balance of grant proceeds sought by the Company. The lawsuit is pending.

Subsequent Events — The Company has performed an evaluation of subsequent events through September 15, 2015, which is the date the financial statements were available to be issued.

3                                         Long-term Debt

The Projects’ approximately $2.3 billion capital cost was funded with a combination of Member equity contributions and debt.  Prior to the completion of the Projects, the costs were being funded pro-rata by debt and equity proceeds in order to maintain the target debt capitalization ratio of approximately 65%.  The Company and its subsidiaries entered into three distinct tranches of debt.  Any member contributions, revenues, or property of Sunlight 300 or Sunlight 250 may be treated as collateral security for loan obligations.

The Company applied for approximately $570.0 million in CITC grant receivables from the Treasury.  These cash grant proceeds have been applied for in various applications through December 2014.  On May 4, 2015 the Company received $360.4 million in proceeds from these cash grant applications.  The proceeds were primarily utilized to repay the entire outstanding principal of the Company’s A-3 Loans $292.0 million and Lock Loans $58.2 million on May 29, 2015.

4                                         Fair Value Measurements

The Company and its subsidiaries use several valuation techniques to measure the fair value of assets and liabilities, relying primarily on the income approach of using prices and other market information for identical and/or comparable assets and liabilities for those assets and liabilities that are measured on a recurring basis.  Certain derivatives and financial instruments may be valued by taking into consideration multiple inputs, including interest rate swap and LIBO rates and treasury yields, as well as counterparty credit ratings and credit enhancements.  Additionally, when observable market data is not sufficient, valuation models are developed that incorporate the Company’s proprietary views of market factors and conditions. The Company’s assessment of the significance of any particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

Cash Equivalents — The fair value of money market funds is calculated using current market prices.

Interest Rate Swaps — The Company estimates the fair value of its derivatives using a discounted cash flows valuation technique based on the net amount of estimated future cash inflows and outflows related to the swap agreements.  The primary inputs used in the fair value measurements include the contractual terms of the derivative agreements, current interest rates and credit spreads.  The significant inputs for the resulting fair value measurement are market-observable inputs and the measurements are reported as Level 2 in the fair value hierarchy.

The interest rate swap assets (liabilities) and the money market funds held at the Company are reported at fair value on a recurring basis.  Fair values by hierarchy level are as follows (in thousands):

	As of June 30, 2015
	Quoted Prices in
	Active Markets for		Significant
	Identical Assets or	Significant	Unobservable
	Liabilities	Observable Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total

Derivitive liabilities:
Interest Rate Swaps	$—	$(23,531)	$—	$(23,531)

Cash Equivalents
Money Market Funds	79,869	—	—	79,869

Restricted Investments
Money Market Funds	67,927	—	—	67,927

Total	$147,796	$(23,531)	$—	$124,265

	As of December 31, 2014
	Quoted Prices in
	Active Markets for		Significant
	Identical Assets or	Significant	Unobservable
	Liabilities	Observable Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total

Derivitive liabilities:
Interest Rate Swaps	$—	$(23,462)	$—	$(23,462)

Cash Equivalents
Money Market Funds	17,348	—	—	17,348

Restricted Investments
Money Market Funds	104,836	—	—	104,836

Total	$122,184	$(23,462)	$—	$98,722

5                                         Derivative Instruments and Hedging Activity

Treasury Lock and Interest Rate Swap Agreements

In October of 2011, the Company entered into the Locks to fix the treasury component of coupons associated with the future fixed rate borrowings on the A-1 Loans, and interest rate swap agreements to fix the LIBO rate component of the interest rate of the future borrowings of the A-2 and A-3 loans, which were drawn, as needed, for certain expenditures incurred during construction.  The combined Lock notional amounts were $435.0 million.  In February and August 2012, the Locks settled for $58.2 million and the Company entered into the Lock Loans for the settlement amount.

The interest rate swaps have effective dates that started in July 2013.  The last of these swaps will mature in October 2026.  The notional amount of the Company’s interest rate swaps at June 30, 2015 and December 31, 2014 was $382.5 million and $211.1 million, respectively.

The interest rate swap agreements are derivatives and qualify for hedge accounting.  The fair value of the Company’s derivative instruments are included in its consolidated balance sheets as follows (in thousands):

	As of June 30,	As of December 31,
	2015	2014
	Derivative	Derivative
	Liabilities	Liabilities

Interest rate swaps:
Current liabilities	$(9,164)	$(5,967)
Non-current liabilities	(14,367)	(17,495)

Total derivative liabilities	$(23,531)	$(23,462)

Gains (losses) related to the Company’s cash flow hedges are recoded in its statements of comprehensive income as follows (in thousands):

	For the six months
	ended June 30,
	2015	2014
	Derivative	Derivative
	Balances	Balances

Losses recognized in OCI	$(2,079)	$(15,666)
Losses reclassified from AOCI to net income (a)	(4,195)	(1,350)

(a) included in interest expense